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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NitroMed, Inc. for the registration of $250,000,000 of its common stock and debt securities and to the incorporation by reference therein of our report dated February 9, 2005, with respect to the financial statements of NitroMed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 1, 2005

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Consent of Independent Registered Public Accounting Firm